FOR IMMEDIATE RELEASE                           Contact:  Chantelle Kammerdiener
                                                          (502) 636-4415, office
                                                        (502) 836-1225, cellular
                                                          chantellek@kyderby.com


           CHURCHILL DOWNS INCORPORATED REPORTS FIRST QUARTER RESULTS

LOUISVILLE, Ky. (May 8, 2001) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI") today reported results for the first quarter ended March 31, 2001.

     Net revenues were $31.7 million, an increase of 22 percent, compared with $25.9 million for the same period last year. The Company reported a net loss of $11.0 million, or 84 cents per share on 13.0 million average shares outstanding, compared with a net loss of $8.8 million, or 89 cents per share on 9.9 million average shares outstanding, in the first quarter of 2000.

     The increase of 32 percent in the number of average shares outstanding for the first quarter was due principally to the issuance of 3.15 million common shares for the September 2000 merger with Arlington International Racecourse, now doing business as Arlington Park.

     Thomas H. Meeker, CDI's president and chief executive officer, said the Company has historically incurred a loss for the first quarter because of the seasonality of its business and that the loss was less than published estimates.

     "With the exception of two days of Thoroughbred racing at Calder and 19 days of Standardbred racing at Hoosier Park at Anderson, we did not conduct any live racing during the first quarter," Meeker said. "As expected, the addition of Arlington Park to our operations for the first time during this period contributed to a larger loss, which was offset by the increase in average shares outstanding compared to a year ago. The increase in net revenues for the quarter also was primarily due to the inclusion of Arlington Park, which has been conducting simulcast wagering at its off-track betting facilities.

     "Excluding the contribution from Arlington Park, revenues for the first quarter were down 2.3 percent from a year ago principally due to lower handle on incoming signals at our simulcast facilities. We attribute this decline to the impact of a national economic slowdown, which we had expected would curtail discretionary spending by consumers, and we likely will continue to face this factor over the remainder of the year.

     "Our second-quarter results will benefit from one of the most successful Kentucky Derby weekends on record as well as the live racing offered at five of our tracks during this period. At this time, we believe that earnings for the quarter will range from $1.67 to $1.70 per diluted share. Although compared with $1.85 per diluted share in the year-earlier period, the per share results for the current quarter will be based on approximately 32 percent more outstanding shares, and we will have the benefit of live racing at Arlington Park for only two weeks of the period."

     Meeker added, "In anticipation of a slowing economy, we implemented a company-wide cost-reduction program in the first quarter to reduce operating expenses. Accordingly, we continue to believe that we will meet our earlier forecast for an approximate 20 percent increase in net earnings for the full year, up from $19.2 million for 2000. As we have previously indicated, the expected gain in earnings per share for 2001 as a whole will be more moderate and in line with the percentage increase we realized in 2000 due to the higher number of average shares outstanding.

     "We believe the year holds strong, fundamental potential for our Company. We are already implementing significant operating efficiencies and innovative ideas generated by our employees through our best practices program, `Winning Colors.' These initiatives, coupled with the strategic synergies and marketing capability we are realizing through our simulcast vehicle -- the Churchill Downs Simulcast Network (CDSN) -- reinforce our expectation that 2001 will mark another year of meaningful progress."

     A conference call regarding this release is scheduled for Wednesday, May 9, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.kentuckyderby.com or www.streetevents.com or by calling (913) 981-5591 at least 10 minutes before the appointed time. The online replay will be available at approximately 11 a.m. EDT and continue for two weeks. An eight-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 427841 when prompted for the access code.

     Churchill Downs Incorporated - headquartered in Louisville, Ky. - is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and hosted the race's 127th running on May 5, 2001. The Company owns additional racetracks in Kentucky, Illinois, California and Florida and has interests in a pari-mutuel operation in Indiana as well as various racing services companies. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.kentuckyderby.com.

     This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "believe," "could," "intend," "might," "plan," "predict," "project," "should," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the financial performance of our racing operations; litigation surrounding the

     Rosemont, Ill., riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; the economic environment; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

                          CHURCHILL DOWNS INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      for the three months ended March 31,
                                   (Unaudited)
                      (In thousands, except per share data)


                                                          2001            2000
                                                          ----            ----

         Net  revenues                                  $ 31,715        $25,919

         Operating expenses                               39,263         31,368
                                                        ---------       --------

              Gross loss                                  (7,548)        (5,449)

         Selling, general and administrative expenses      7,916          6,091
                                                        ---------       --------

              Operating loss                             (15,464)       (11,540)
                                                        ---------       --------

         Other income (expense):
                   Interest income                           113            266
                   Interest expense                       (3,515)        (3,751)
                   Miscellaneous, net                        131             42
                                                        ---------       --------
                                                          (3,271)        (3,443)
                                                        ---------       --------

         Loss before income tax benefit                  (18,735)       (14,983)
                                                        ---------       -------

         Income tax benefit                                7,775          6,218
                                                        ---------       --------

         Net loss                                       $(10,960)       $(8,765)
                                                        =========       ========

         Basic and diluted net loss per common share      $(0.84)        $(0.89)

         Basic and diluted weighted average shares
              outstanding                                 13,045          9,854

Certain financial statement amounts have been reclassified in the prior years to conform to current year presentation.

                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT
                      for the three months ended March 31,
                                   (Unaudited)
                                 (In thousands)


                                                     2001                2000
                                                     ----                ----
         Net revenues:
           Churchill Downs                         $  4,249            $  4,557
           Hollywood Park                             5,489               5,759
           Calder Race Course                         1,322               1,877
           Arlington Park                             6,392                  -
           Hoosier Park                              12,433              11,185
           Ellis Park                                 1,423               1,585
           Other investments                            915               1,308
                                                   ---------           ---------
                                                     32,223              26,271
           Corporate revenues*                            1                  13
           Eliminations                                (509)               (365)
                                                   ---------           ---------
                                                   $ 31,715            $ 25,919
                                                   =========           =========
         EBITDA:
           Churchill Downs                         $ (3,714)           $ (3,530)
           Hollywood Park                            (1,535)             (1,621)
           Calder Race Course                        (2,405)             (2,029)
           Arlington Park                            (1,548)                 -
           Hoosier Park                               1,717               1,887
           Ellis Park                                  (603)               (391)
           Other investments                            228                 135
                                                   ---------           ---------
                                                     (7,860)             (5,549)
           Corporate expenses                        (2,548)             (2,008)
                                                   ---------           ---------
                                                   $(10,408)           $ (7,557)
                                                   =========           =========
         Operating income (loss):
           Churchill Downs                         $ (4,798)           $ (4,453)
           Hollywood Park                            (2,804)             (2,680)
           Calder Race Course                        (3,303)             (2,919)
           Arlington Park                            (2,103)                 -
           Hoosier Park                               1,321               1,556
           Ellis Park                                  (956)               (751)
           Other investments                           (268)               (285)
                                                   ---------           ---------
                                                    (12,911)             (9,532)
           Corporate expenses                        (2,553)             (2,008)
                                                   ---------           ---------
                                                   $(15,464)           $(11,540)
                                                   =========           =========

*As a result of a reorganization for internal reporting during 2000, the Company's operating unit disclosures are presented on a new basis to correspond with internal reporting for Corporate revenues. Corporate revenues for the three months ended March 31, 2001 and 2000 are reported separately.

Certain financial statement amounts have been reclassified in the prior years to conform to current year presentation.

                          CHURCHILL DOWNS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

ASSETS                                    March 31,   December 31,  March 31,
                                            2001         2000         2000
                                            ----         ----         ----
                                         (unaudited)               (unaudited)
Current assets:
     Cash and cash equivalents            $  8,066     $ 10,807     $  8,577
     Restricted cash                           651        9,006           -
     Accounts receivable                    15,099       32,535       12,555
     Prepaid income taxes                    7,692           -         5,788
     Other current assets                    4,743        2,932        4,107
                                          ---------    ---------    ---------
        Total current assets                36,251       55,280       31,027

Other assets                                 8,546        8,116        7,229
Plant and equipment, net                   342,629      342,767      276,712
Intangible assets, net                      63,331       63,841       61,813
                                          ---------    ---------    ---------
                                          $450,757     $470,004     $376,781
                                          =========    =========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                     $ 22,010     $ 34,597     $ 12,797
     Accrued expenses                       25,963       30,914       14,926
     Dividends payable                          -         6,508           -
     Income taxes payable                       -         1,091           -
     Deferred revenue                       20,581       11,353       18,576
     Long-term debt, current portion         2,541        2,324          511
                                          ---------    ---------    ---------
        Total current liabilities           71,095       86,787       46,810

Long-term debt                             160,774      155,716      175,075
Other liabilities                           14,290        9,837        9,977
Deferred income taxes                       13,959       15,179       15,534
Shareholders' equity:
     Preferred stock, no par value;
        250 shares authorized; no shares
        issued                                  -            -            -
     Common stock, no par value; 50,000
        shares authorized; issued: 13,084
        shares March 31, 2001, 13,019
        shares December 31, 2000, and
        9,854 shares March 31, 2000        124,485      123,227       71,634
     Retained earnings                      68,363       79,323       57,902
     Accumulated other comprehensive loss   (2,144)          -            -
     Deferred compensation costs                -            -           (86)
     Note receivable for common stock          (65)        (65)          (65)
                                          ---------    ---------    ---------
                                           190,639      202,485      129,385
                                          ---------    ---------    ---------
                                          $450,757     $470,004     $376,781
                                          =========    =========    =========

Certain financial statement amounts have been reclassified in the prior years to conform to current year presentation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CHURCHILL DOWNS INCORPORATED




     May 10, 2001                             /s/Robert L. Decker
                                              ----------------------------------
                                              Robert L. Decker
                                              Executive Vice President and Chief
                                              Financial Officer
                                              (Principal Financial Officer)



     May 10, 2001                             /s/Michael E. Miller
                                              ----------------------------------
                                              Michael E. Miller
                                              Senior Vice President, Finance
                                              (Principal Accounting Officer)